                                                                 Exhibit 10.12





                          WESTERN DIGITAL CORPORATION

                            EXTENDED SEVERANCE PLAN

                               Table of Contents



                                                                                         Page
                                                                                         ----
                 ARTICLE 1 - ESTABLISHMENT, PURPOSE AND EFFECTIVE DATE                    1

                          1.1              Establishment                                  1
                          1.2              Purpose                                        1
                          1.3              Effective Date                                 1


                 ARTICLE 2 - DEFINITIONS                                                  1

                          2.1              Acquiring Person                               1
                          2.2              Affiliate and Associate                        2
                          2.3              Amendment Period                               2
                          2.4              Base Salary                                    2
                          2.5              Beneficial Ownership                           2
                          2.6              Board                                          2
                          2.7              Cause                                          2
                          2.8              Change of Control                              3
                          2.9              Change of Control Date                         3
                          2.10             Code                                           3
                          2.11             Committee                                      3
                          2.12             Company                                        4
                          2.13             Constructive Termination                       4
                          2.14             Disinterested Person                           4
                          2.15             Domestic Employee                              4
                          2.16             Employment                                     4
                          2.17             ERISA                                          4
                          2.18             Exchange Act                                   4
                          2.19             Exempt Person                                  5
                          2.20             Extended Period                                5
                          2.21             Foreign Employee                               5
                          2.22             Initial Period                                 5
                          2.23             Key Employee                                   5
                          2.24             Officer                                        5
                          2.25             Participant                                    5
                          2.26             Person                                         5
                          2.27             Plan                                           5
                          2.28             Severance Benefits                             5
                          2.29             Severance Payment                              5
                          2.30             Severance Period                               6
                          2.31             Subsidiary                                     6
                          2.32             Term                                           6
                          2.33             Other Definitions                              6





                                       i
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                               Table of Contents
                                  (Continued)


                                                                                        Page
                                                                                        ----
                 ARTICLE 3 - ADMINISTRATION AND PARTICIPATION                              6

                          3.1              Administration of the Plan                      6
                          3.2              Participation in the Plan                       7
                          3.3              Ineligible Employees                            7
                          3.4              Claim Procedure                                 8
                          3.5              Appeal Procedure                                8
                          3.6              Additional Information                          8
                          3.7              Statement of ERISA Rights                       9


                 ARTICLE 4 - SEVERANCE PAYMENTS AND SEVERANCE BENEFITS                     10

                          4.1              Right to a Severance Payment and Severance
                                           Benefits                                        10
                          4.2              Termination for Cause                           10
                          4.3              Constructive Termination                        10
                          4.4              Severance Payment                               11
                          4.5              Severance Benefits                              12
                          4.6              Termination of Employment in Anticipation
                                           of a Change of Control                          13
                          4.7              Mitigation and Offset                           13
                          4.8              Section 280G Limitation                         14
                          4.9              Source of Payments                              14
                          4.10             Other Plans and Agreements                      14


                 ARTICLE 5 - GENERAL PROVISIONS                                            14

                          5.1              Successors and Assigns                          14
                          5.2              No Other Rights                                 15
                          5.3              Governing Laws; Enforcement of the Plan         15
                          5.4              Amendment and Termination of the Plan           15

                         WESTERN DIGITAL CORPORATION

                           EXTENDED SEVERANCE PLAN


                                  ARTICLE 1
                  ESTABLISHMENT, PURPOSE AND EFFECTIVE DATE

    1.1 Establishment. Western Digital Corporation, a Delaware corporation (the "Company"), hereby establishes and adopts the Western Digital Corporation Extended Severance Plan (the "Plan").

    1.2 Purpose. The Board of Directors of the Company has determined it to be in the best interest of the Company and its stockholders to assure to the extent practicable the continued dedication and services of those persons covered by this Plan in light of the possibility, threat or occurrence of a "Change of Control" (as defined herein). The Company believes that this objective will be served by alleviating certain of the financial risks and uncertainties regarding employment status, both for existing and prospective employees, that are created by a pending or threatened Change of Control. Accordingly, this Plan provides for certain compensation arrangements for covered persons under certain prescribed circumstances in the event of termination of employment following or in connection with a Change of Control. The Company believes that the benefits provided by this Plan are reasonable and competitive with other corporations. Unless earlier terminated or extended by the Board, this Plan shall terminate on January 17, 2000.

    1.3   Effective Date.  The effective date of the Plan is January 18,
1990.


                                  ARTICLE 2
                                 DEFINITIONS

    For purposes of the Plan, each of the following terms defined in this Article 2 shall have its defined meaning wherever used herein:

    2.1   Acquiring Person.   "Acquiring Person" means any Person,
including such Person's Affiliates and Associates and including a group of Persons which is deemed a "person" under Section 13(d)(3) of the Exchange Act, who has initiated or consummated any transaction or series of transactions which are intended to result in, will result in, or have resulted in a Change of Control, provided that an "Acquiring Person" shall not include the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary or any Person organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plan.

    2.2 Affiliate and Associate. "Affiliate" and "Associate", when used with reference to any Person, have the meanings given to such terms in Rule 12b-2 under the Exchange Act.

    2.3 Amendment Period. "Amendment Period" has the meaning set forth in Section 5.4 hereof.

    2.4 Base Salary. "Base Salary" means, with respect to any Participant and as of any date specified herein:

    (a) The Participant's primary salary or wages (excluding bonuses) with respect to any period of time specified herein, plus the sum of the following amounts with respect to any period of time specified herein;

    (b) Amounts elected as, or deemed to be, cash, property or other taxable benefits or non-taxable benefits under any plan established by the Company or any Subsidiary under Section 125 of the Code; and

    (c) Amounts, excluding the Company's or any Subsidiary's matching deferral contributions, otherwise payable to the Participant as primary salary or wages but the receipt of which the Participant has elected to defer under any profit-sharing plan, salary deferral plan or other deferral arrangement established by the Company or any Subsidiary, whether or not qualified under Section 401(k) of the Code.

    2.5 Beneficial Ownership. A Person's "Beneficial Ownership" of securities shall be determined in accordance with, and a Person shall be deemed the "Beneficial Owner" in accordance with, the rules and regulations, including Rule 13d-3, promulgated by the Securities and Exchange
Commission in connection with Section 13(d) of the Exchange Act; provided that no Person engaged in business as an underwriter of securities shall be deemed for purposes of this Plan as the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

    2.6   Board.  "Board" means the Board of Directors of the Company.

    2.7 Cause. "Cause has the meaning set forth in Section 4.2 hereof.

        2.8 Change of Control. "Change of Control" means and shall be deemed to occur if any of the following events occur: (a) any Person
(other than an Exempt Person), alone or together with its Affiliates and Associates, including any group of Persons which is deemed a "person" under
Section 13(d)(3) of the Exchange Act, becomes the Beneficial Owner, directly or indirectly, of thirty-three and one-third percent or more of (i) the then-outstanding shares of the Company's common stock or (ii) securities representing thirty-three and one-third percent or more of the combined voting power of the Company's then-outstanding voting securities; (b) a change, during any period of two consecutive years, of a majority of the Board of the Company as constituted as of the beginning of such period, unless the election, or nomination for election by the Company's stockholders, of each director who was not a director at the beginning of such period was approved by vote of at least two-thirds of the Incumbent Directors then in office (for purposes hereof, "Incumbent Directors" shall consist of the directors holding office as of the effective date of this Plan and any person becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the Incumbent Directors then in office); (c) consummation of any merger, consolidation, reorganization or other extraordinary transactions (or series of related transactions) involving the Company which results in the stockholders of the Company having power to vote in the ordinary election of directors immediately prior to such transaction (or series of related transactions) failing to beneficially own at least a majority of the securities of the Company having the power to vote in the ordinary election of directors which are outstanding after giving effect to such transaction (or series of related transactions); or (d) the stockholders of the Company approve a plan of complete liquidation of the Company or the sale of substantially all of the assets of the Company.

        2.9 Change of Control Date. "Change of Control Date" means the first date on which any of the events constituting a Change of Control shall have occurred.

        2.10 Code. "Code" means the Internal Revenue Code of 1986, including the rules and regulations promulgated thereunder, as amended from time to time and including any successor legislation thereto.

        2.11 Committee. "Committee" means a committee appointed to administer the Plan and, except as otherwise provided below, shall be the Compensation Committee of the Board. A member of the Committee shall be disqualified from further service on the Committee if and when he or she ceases to be a Disinterested Person, and in such instance shall be comprised only of those members of the Compensation Committee who are

Disinterested Persons. Prior to a Change of Control, members of the Committee shall be appointed and removed by the Board. Subsequent to a Change of Control, only those members of the Compensation Committee who were such members prior to the Change of Control and who remain Disinterested Persons shall comprise the Committee, except that new members of the Committee shall be appointed as may be required by the Committee and members of the Committee shall be removed only by the Committee. Members of the Committee shall be Named Fiduciaries of the Plan within the meaning of Section 402(a) of ERISA.

        2.12   Company. "Company" means Western Digital Corporation, a
Delaware corporation, and any successor-in-interest thereto, including, without limitation, any Person into which the Company may merge and any Person who becomes the employer of all or substantially all of the employees of the Company and its Subsidiaries in connection with the acquisition by such Person of all or substantially all of the assets of the Company and the Subsidiaries taken as a whole.

        2.13 Constructive Termination. "Constructive Termination" has the meaning set forth in Section 4.3 hereof.

        2.14 Disinterested Person. Prior to a Change of Control, a "Disinterested Person" means any member of the Board who is not an officer or employee of the Company or any Subsidiary and who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person. Subsequent to a Change of Control, a "Disinterested Person" means any individual, whether or not a member of the Board, who is not an officer or employee of the Company or any Subsidiary and who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

        2.15 Domestic Employee. "Domestic Employee" means any employee of the Company or any Subsidiary, other than an Officer, a Key Employee or a Foreign Employee, who is expected by the Company or any Subsidiary to work an average of at least twenty hours per calendar week.

        2.16 Employment. "Employment" means the employment with the Company or any Subsidiary of any Officer, Domestic Employee or Key Employee.

        2.17 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, including the rules and regulations promulgated thereunder, as amended from time to time and including any successor legislation thereto.

        2.18 Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, including the rules and regulations promulgated thereunder, as amended from time to time and including any successor legislation thereto.

        2.19 Exempt Person. "Exempt Person" means the Company, any Subsidiary, any employee benefit plan or employee stock plan of the Company or any Subsidiary (or any Person organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plan).

        2.20   Extended Period. "Extended Period" has the meaning set forth in
Section 5.4 hereof.

        2.21 Foreign Employee. "Foreign Employee" means any employee of the Company or any Subsidiary, other than an Officer, whose principal place of Employment is located outside the United States and who is expected by the Company or any Subsidiary to work an average of at least twenty hours per calendar week.

        2.22   Initial Period. "Initial Period" has the meaning set forth in
Section 5.4 hereof.

        2.23 Key Employee. "Key Employee" means (a) any Domestic Employee of the Company or a Subsidiary, other than an Officer, who is determined by the Committee to fall within a grade level 68 or above (or the equivalent of such grade levels in any job evaluation grading method which may be adopted after January 17, 1990) and who is designated as a "Key Employee" by the Committee.

        2.24 Officer. "Officer" means any employee of the Company or any Subsidiary who is determined by the Committee to be an officer of the Company under this Plan, and includes all elected officers of the Company and also includes all appointed officers of the Company with at least a vice president title.

        2.25 Participant. "Participant" means an individual qualified to participate in the Plan in accordance with the provisions of Sections 3.2 and
3.3 hereof.

        2.26 Person. "Person" means an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or any other entity.

        2.27 Plan. "Plan" means this Western Digital Corporation Extended Severance Plan, as it may be amended from time to time.

        2.28 Severance Benefits. "Severance Benefits" has the meaning set forth in Section 4.5 hereof.

        2.29 Severance Payment. "Severance Payment" has the meaning set forth in Section 4.4 hereof.

        2.30 Severance Period. "Severance Period" has the meaning set forth in Section 4.4 hereof.

        2.31 Subsidiary. "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the directors of such corporation (or other persons performing similar functions) are directly or indirectly Beneficially Owned by the Company.

        2.32 Term. "Term" means the period from January 18, 1990 through January 17, 2000.

        2.33 Other Definitions. Each term defined elsewhere in the Plan shall have its defined meaning wherever used with an initial capital letter. The terms "hereof", "herein", "hereby" and variations thereof shall, whenever used in the Plan, refer to the Plan as a whole, and not to any particular Article or Section hereof. Where appropriate to the context of the Plan, use of the singular shall be deemed also to refer to the plural, and use of the plural to the singular, and pronouns of certain gender shall be deemed to comprehend either or both of the other genders.


                                  ARTICLE 3
                       ADMINISTRATION AND PARTICIPATION

        3.1 Administration of the Plan. The Committee shall be responsible for the administration of the Plan. The Committee is authorized and directed to exercise its discretion to interpret the Plan and to make all determinations and decisions and to take all actions necessary or advisable for the administration and implementation of the Plan, but only to the extent not contrary to the express provisions of the Plan. All interpretations, determinations and decisions made by the Committee pursuant to the Plan shall be made by unanimous written consent or by vote of a majority of the Committee present at a duly noticed meeting at which a majority of the members is present. All interpretations, determinations, decisions and other actions taken or made by the Committee pursuant to the provisions of the Plan shall be final and binding upon all Persons. Without limiting any indemnification rights (whether now in existence or hereafter granted) under the certificate of incorporation or bylaws of the Company, or under any plan or contract, or under applicable law, no member of the Committee shall under any circumstances be liable to any Person for acts or omissions in good faith pursuant to this Plan and the Company shall indemnify, defend and hold harmless each member to the fullest extent permitted by applicable law. The Company is the sponsor and plan administrator of the Plan. The Company pays the entire cost of the Plan benefits and administrative expenses from its general assets and maintains records of Plan participants.

Communications from eligible employees to the Company should be addressed as follows, except as specifically noted otherwise in this Plan:

                Vice President - Human Resources
                Western Digital Corporation
                P.O. Box 19665
                Irvine, California 92713-9665
                (714)932-5000

        3.2 Participation in the Plan. Each of the following individuals shall be a Participant in the Plan:

             (a) Every Officer;
             (b) Every Key Employee; and
             (c) Every Domestic Employee.

Except as provided in Section 4.6 hereof, if a Participant's Employment ceases for any reason prior to a Change of Control, such individual shall thereupon cease to be a Participant, provided that if such individual is reemployed prior to the Change of Control Date as an Officer, a Key Employee, or a Domestic Employee, such individual shall again be considered a Participant and his or her prior period of service shall be included in determining such Participant's Severance Period described in Section 4.4 hereof.

        3.3 Ineligible Employees. Notwithstanding anything herein to the contrary, the following individuals shall not be considered Participants and shall not be entitled to receive any of the Severance Payments or Severance Benefits provided under the Plan if their Employment is terminated in connection with or following a Change of Control:

        (a) Any individual who has entered into a written employment or termination of employment agreement with the Company or any Subsidiary prior to the Change of Control Date, unless such employment or termination agreement expressly provides that such Participant is to be covered under the Plan;

        (b) Any individual who is hired by the Company or any Subsidiary on or after the Change of Control Date; and

        (c) Any individual who holds at least a five percent direct or indirect Beneficial Ownership interest in an Acquiring Person as of the Change of Control Date.

        Written offers of employment which are accepted by Participants shall not be considered as written employment or termination agreements if the employment arrangement is terminable at will by the Company, a subsidiary, or the Employee unless the offer of employment and acceptance call for termination payments or benefits that are greater than those provided for in the Company's normal practices and policies relating to terminations not made under the Plan.

        3.4 Claim Procedure. Employees due benefits will receive them automatically in most cases. If an employee believes he or she is entitled to benefits but has not received them, he or she should file a claim in writing with the Committee's authorized delegate, Vice President - Human Resources, at the address set forth above under Section 3.1, who will decide if the employee is eligible for the benefits claimed. If the employee is found to be eligible, the employee will be notified and the amount will be paid. If the employee is found not to be eligible for any part of the benefit, the employee will be so notified in writing.

        3.5 Appeal Procedure. If an employee who has filed a claim for benefits under the procedure described in Section 3.4 believes he or she was denied benefits erroneously, the employee may request a review of that determination. The employee should appeal in writing to the Committee within sixty days of receiving written notice of denial of his or her claim. The appeal should be addressed as follows:

                 Compensation Committee of
                   the Board of Directors of
                   Western Digital Corporation
                 P.O. Box 19665
                 Irvine, California 92713-9665
                 (714) 932-5000

        The appeal notice must indicate specific reasons why the employee is not satisfied with the determination. The appeal should be decided by a full and fair review by the Committee. The Committee shall render its decision within sixty days after receipt of the appeal notice, or will notify the employee that an additional sixty-day period is necessary to resolve the appeal. In either case, the decision, including reasons therefore, will be furnished to the employee in writing. The Committee's decision will not be subject to further appeal under the Plan. No other legal remedies may be pursued by the employee until both the claim and appeal procedures are exhausted.

        3.6 Additional Information. The Plan is a severance pay plan. The Company's employer identification number is 95-2647125 and the Plan's identification number is 504. Plan records shall be maintained on a fiscal year basis commencing on the Change in Control Date and each anniversary of such date. The agent for service of legal process in connection with the Plan is the Company's chief legal officer, at the address shown above in Section
3.1. This document contains both the text of the Plan and constitutes a summary plan description of the Plan.

        3.7 Statement of ERISA Rights. Employees who are covered by the Plan are entitled to certain rights and protections under ERISA.

        (a) All such employees shall be titled to:

        (i) examine, without charge, at the headquarters of the Company and at other principal Company locations, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as Plan descriptions; and

        (ii) obtain copies of all Plan documents and other Plan information upon written request to the Company. The Company may make a reasonable charge for the copies.

        (b) In addition to creating rights for employees, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of the employees covered by the Plan. No one may fire an employee or otherwise discriminate against an employee in any way to prevent the employee from ERISA. If a claim for a Plan benefit is denied in whole or in part, the claimant must receive a written explanation of the reason for the denial. The claimant has the right to have the Company review and reconsider his or her claim.

        (c) Under ERISA, there are steps employees can take to enforce the above rights. For example, if an employee requests materials from the Company and does not receive them within thirty days, he or she may file suit in a federal court. In such a case, the court may require the Company to provide the materials and pay the employee up to $100 a day until he or she receives the materials, unless the materials were not sent because of reasons beyond the control of the Company. If an employee has a claim for benefits which is denied or ignored, in whole or in part, the employee may file suit in a state or federal court. If an employee is discriminated against for asserting his or her rights, the employee may seek assistance from the U.S. Department of Labor or may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the employee is successful, the court may order the person sued to pay these costs and fees. If the employee loses, the court may order the employee to pay these costs and fees if, for example, it finds the employee's claim is frivolous.

        (d) If employees have any questions about the Plan, they should contact the Company. If employees have any questions about this statement or about their rights under ERISA, they should contact the nearest Area office of the U.S. Labor-Management Services Administration, Department of Labor.

                                  ARTICLE 4
                  SEVERANCE PAYMENTS AND SEVERANCE BENEFITS

        4.1 Right to a Severance Payment and Severance Benefits. If a Change of Control occurs and if a Participant's Employment is terminated on the Change of Control Date or within 24 months following the Change of Control Date by reason of an involuntary termination of Employment without Cause by the Company or any Subsidiary or by reason of a Constructive Termination, the Participant shall be entitled to receive the Severance Payment described in Section 4.4 hereof and the Severance Benefits described in Section 4.5, subject to all of the terms and conditions of the Plan.

        4.2 Termination for Cause. The Company or any Subsidiary shall have "Cause" to terminate involuntarily the Employment of a Participant only in the event of (a) the Participant's conviction of a felony and exhaustion of all rights to appeal such conviction, or (b) the Participant's willful and gross misconduct that is materially and demonstrably injurious to the Company or any Subsidiary. A Participant whose Employment terminates by reason of death shall not be entitled to a Severance Payment or Severance Benefits hereunder, and any Severance Payments to Participants who may be receiving long-term disability ("LTD") payments under the Company's benefit plans shall be delayed until such time as the amount of such LTD payments can be determined. The total amount of LTD payments received by a Participant during a Participant's Severance Period shall then be offset against that Participant's Severance Payment.

        4.3 Constructive Termination. Unless the Employment of a Participant is involuntarily terminated for Cause, the Employment of a Participant shall be deemed to have been terminated by reason of a "Constructive Termination" if the Participant voluntarily terminates his or her Employment within ninety days following (a) a material reduction, without the Participant's consent, in the Participant's job duties, title or authority or (b) a reduction in, or a failure to pay or provide, the Participant's Base Salary or any benefits (without an economically equivalent replacement for which the Participant is eligible under any pension plan, profit-sharing plan, health and welfare plan, life, disability or medical insurance plan or policy or other employee benefit plan, unless any such reduction in Base Salary, incentive compensation or benefits is made in connection with a Company-wide (or Subsidiary-wide) reduction in Base Salary or benefits that is not intended to or does not materially reduce employment levels in the Company or a Subsidiary. Recognizing that reductions in job duties, title or authority may be gradual and that such reductions may have to be viewed on a cumulative basis over some period of time, each new reduction in status or responsibility shall again initiate the ninety-day period within which a Participant's rights may be exercised under this provision. The determination of whether or not the reduction(s) are material shall be viewed on a cumulative basis from the Change of Control Date. A constructive termination for which a Participant shall have ninety days in which to exercise his/her rights hereunder also shall be deemed to occur when a change is made in the terms or administration of the Company's or a Subsidiary's incentive compensation, commission or bonus program, such that the overall level of compensation that a Participant receives or is entitled to receive is materially reduced in relation to that Participant's overall level of compensation prior to the Change of Control Date or in relation to other individuals covered by the incentive compensation, commission or bonus program. Nothing in this provision shall require, however, the payment of incentive compensation commission or bonuses that would be contrary to the provisions of an incentive compensation, commission or bonus program that was in force on the Change of Control Date.

        4.4 Severance Payment. A Participant who is entitled to receive a Severance Payment pursuant to Section 4.1 hereof shall receive from the Company, by a lump sum cash disbursement in United States currency delivered within sixty days after the date of the termination of the Participant's Employment, the present value of the aggregate amount described below in this
Section 4.4, as determined by applying the discount rate specified in Section 280G of the Code.

        (a) The "Severance Period" for a Participant who was an Officer shall be twelve months, plus one month for each full two-month period (if any) in which the Participant was employed by the Company and/or any Subsidiary in excess of one year prior to his or her Employment termination, provided, however, that the Severance Period shall in no event exceed thirty-six months. If the Participant was a Key Employee, the "Severance Period" for such Participant shall be four months, plus one month for each full four-month period, if any, in which Participant was employed by the Company and/or any Subsidiary in excess of one year prior to his or her Employment termination, provided, however, that the Severance Period shall in no event exceed twenty-four months. If the Participant was a Domestic Employee, the "Severance Period" for such Participant shall be two months, plus one month for each full six-month period (if any) in which the Participant was employed by the Company and/or any Subsidiary in excess of one year prior to his or her Employment termination, provided, however, that the Severance Period shall in no event exceed twenty-four months.

        (b) If the Participant was an Officer, his or her Severance Payment shall equal the sum of:

        (i) The Participant's monthly Base Salary as of the day immediately preceding the Change of Control Date or as of the date of his or her Employment termination, whichever is greater, multiplied by the number of months in the Participant's Severance Period; and

        (ii) The average bonus or average commissions, expressed on a monthly basis, received by the Participant from the company and/or any Subsidiary with respect to (x) the two fiscal years immediately preceding the year in which the Change of Control occurs or, (y) the two fiscal years immediately preceding the year in which his or her Employment terminates, whichever averaged amount is greater, multiplied by the number of months in the Participant's Severance Period.

        (c) If the Participant was a Domestic Employee or a Key Employee, his or her Severance Payment shall equal the Participant's monthly Base Salary plus the Participant's monthly draw against commissions, if any, as of the day immediately preceding the Change of Control Date or as of the date of his or her Employment termination, whichever is greater, multiplied by the number of months in the Participant's Severance Period.

        4.5 Severance Benefits. A Participant who is entitled to receive Severance Benefits pursuant to Section 4.1 hereof shall receive the following benefits:

        (a) The Participant (together with his or her eligible dependents and spouse) shall continue to receive from the Company and at the Company's expense, for a number of months immediately following the termination of his or her Employment equal to the number of months in the Severance Period, all benefits under any health and welfare plans and life and disability insurance plans and policies which such Participant and his or her dependents and spouse would have been eligible to receive had the Participant's Employment continued for the Severance Period. If any of the plans or policies governing such benefits do not permit such benefits to be provided to the Participants (or his or her eligible dependents and spouse) as a result of the termination of the Participant's Employment, the Company shall, at its expense, provide benefits of comparable value to the Participant (including such dependents and spouse). Providing benefits of comparable value does not include an obligation to provide benefits affording comparable tax treatment.

        (b) If the Participant was an Officer, the Participant shall receive, for the duration of the Severance Period, the continued accrual of all retirement benefits (including, without limitation, years of service) under any pension plan(s) applicable to the Participant as of the date of the termination of his or her Employment based upon the assumption that the Participant continued throughout the Severance
Period to receive his or her Base Salary in effect as of the day immediately preceding the Change of Control Date or as of the date of his or her Employment termination, whichever is greater. If such accrual is not permitted by the terms of such plan(s), the Company shall comply with the provisions of Section 4.5(a) hereof regarding the furnishing to such Participant of comparable benefits.

        4.6 Termination of Employment in Anticipation of a Change of Control. Notwithstanding anything to the contrary in the Plan, if the Committee determines that a Participant's Employment was involuntarily terminated without Cause, or by reason of a Constructive Termination, prior to a Change of Control but in anticipation of such subsequent, Change of Control (whether or not such termination is at the specific request of the Acquiring Persons or any Affiliate or Associate thereof), such terminated Participant shall be entitled to receive a Severance Payment and Severance Benefits pursuant to the terms and conditions of this Article 4, provided that (a) the Severance Payment shall be due within sixty days after the Change of Control Date, (b) Severance Benefits shall begin immediately following the Change of Control Date, (c) the amount of such Severance Payment and Severance Benefits and the length of the Participant's Severance Period shall be based upon the period of his or her actual Employment prior to the Change of Control, and (d) the offset provisions described in Section 4.7 hereof shall apply to the Severance Period beginning immediately following the Change of Control Date.

        4.7 Mitigation and Offset. A Participant who is entitled to a Severance Payment and Severance Benefits shall have no duty to seek other employment or to become self-employed. If, however, the Participant subsequently obtains other employment, any health and welfare or insurance-type benefits received by the Participant during or with respect to such Participant's Severance Period following the termination of his or her Employment and attributable to services rendered by the Participant to a person other than the Company or any subsidiary during such period shall be applied to reduce the Company's obligation to provide Severance Benefits hereunder. It shall be a condition to the Company's obligation to provide such Severance Benefits to a terminated Participant that such terminated Participant shall keep the Company advised of the status of his or her employment during the Severance Period and of the amount of such benefits received by him or her during or with respect to such period. No salary, cash bonuses, grants of stock, pension benefits or other compensation received by the Participant during the Severance Period as a result of such subsequent employment or self-employment shall be applied to reduce the Company's obligation to make the Severance Payment to the Participant.

        4.8 Section 280G Limitation. If, in the opinion of the Company's independent public accountants, any payment or benefit received or to be received by a Participant in connection with a Change of Control (whether pursuant to the Plan or any other plan or agreement to which the Participant is a beneficiary) would not be deductible for federal income tax purposes, in whole or in part, by the Company or any other Person making such payment or providing such benefit by reason of Section 280G of the Code, the aggregate such payments and benefits to be provided to the Participant shall be reduced (with the Severance Payment and Severance Benefits provided by the Plan being the first reduced) to the minimum extent necessary so that no portion of such aggregate payments and benefits is not deductible by reason of Section 280G of the Code. For purposes of the foregoing provision, (a) the value of any non-cash benefits or any deferred or contingent payment or benefit shall be determined in accordance with the principles of Section 280G of the Code, (b) no payment or benefit not constituting, in the opinion of such accountants, a "parachute payment" within the meaning of Section 280G of the Code shall be included in determining the aggregate amount of such payments and benefits, and
(c) no payment or benefit, the receipt or enjoyment of which has been waived in writing by the Participant, shall be included in determining the aggregate amount of such payments and benefits.

        4.9 Source of Payments. All amounts paid by the Company in connection with the Plan (including, without limitation, Severance Payments and payments regarding Severance Benefits) shall be made from the general assets of the Company.

        4.10 Other Plans and Agreements. The terms and conditions of the Plan shall not affect a Participant's right to receive any other compensation or benefits provided for in any other plan or agreement to which such Participant may be a party or as to which such Participant may be a beneficiary.


                                  ARTICLE 5
                              GENERAL PROVISIONS

        5.1 Successors and Assigns. The Plan shall be binding upon, and shall benefit, the successors and assigns of the Company and the Participants. Without limiting the generality of the foregoing, any successor-in-interest to the Company (including, without limitation, any Person into which the Company may merge and any Person who employs all or substantially all of the employees of the Company and its Subsidiaries in connection with the acquisition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole) shall assume all of the obligations of the Company under the Plan. Furthermore, if a Participant dies prior to receiving any

Severance Payment to which he or she is entitled, such payment shall be made to the Participant's estate or legal representative.

        5.2 No Other Rights. Neither the adoption or maintenance of the Plan nor anything contained herein shall, with respect to any present or former employee of the Company or any Subsidiary, be deemed to create any contract or other right or interest under the Plan or in any funds other than as specifically provided herein. Without limiting the generality of the foregoing, neither the adoption or maintenance of the Plan nor anything contained herein shall, with respect to any Participant, be deemed to constitute an assurance of continued employment and, in the absence of a written employment agreement to the contrary, any Participant's employment may be terminated "at will".

        5.3 Governing Laws; Enforcement of the Plan. The Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California. Participants, the Committee and the Company shall each be entitled to bring a legal action to enforce the Plan. The unsuccessful party to any such action shall pay to the successful party all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred therein by the successful party.

        5.4   Amendment and Termination of the Plan.

        (a) During the initial four years of the Term of this Plan (the "Initial Period") and during any extension beyond the Initial Period (an "Extended Period"), no changes or amendments may be made to the Plan which would be adverse to the interests of Participants except as provided below. Unless so amended, the Plan shall remain in effect for the full Term.

        (b) During a period of ninety days (the "Amendment Period") just prior to the end of the Initial Period and just prior to the end of any Extended Period, the Board may make such amendments as it may desire to the Plan, including termination of it, provided, however, that no amendment or termination adverse to the interests of Participants shall be adopted during such period(s) if a Change of Control has occurred or is imminent, threatened or under consideration by the Board.


        (c) The Plan shall automatically be extended for an additional two-year period at the end of the Initial Period and at the end of each Extended Period until such time as the Term has expired unless the Plan has been terminated or has been amended as herein provided in a manner which would change such extension period.

        IN WITNESS WHEREOF, the Company has caused the Plan to be adopted and to become effective as of January 18, 1990.


                                          WESTERN DIGITAL CORPORATION

                                        By     CHARLES A. HAGGERTY
                                            -------------------------

                                        Its Chairman, President & CEO
                                        -----------------------------


                                        By     ROBERT L. ERICKSON
                                            -------------------------

                                        Its Vice President, Law and Secretary
                                        -------------------------------------




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